FOTINAKIS PHITIDIS
                             CHARTERED ACCOUNTANTS


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Hospitality Worldwide Services, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 1997 and October 3, 1996 relating to the financial statements of Leonard Parker Company (Africa) (Proprietary) Limited, which are not included in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ FOTINAKIS PHITIDIS
----------------------
FOTINAKIS PHITIDIS
CHARTERED ACCOUNTANTS (SA)

JOHANNESBURG
July 15, 1997